UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2026, Hallador Energy Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, Texas Capital Bank, as administrative agent (the “Agent”), swingline lender and letter of credit issuer, Old National Bank, as joint lead arranger and letter of credit issuer, First Financial Bank, N.A., as lender, each other lender from time to time party thereto, and each other letter of credit issuer from time to time party thereto, pursuant to which the Company obtained (i) a $75 million senior secured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $45 million senior secured term loan facility (the “Delayed Draw Term Loan Facility” and, together with the Revolving Credit Facilities, the “Facilities”).  The Delayed Draw Term Loan Facility will only become available to the Company upon satisfaction of certain conditions as set forth in the Credit Agreement. The Revolving Credit Facility includes (i) a $25 million subfacility for letters of credit (each, a “Letter of Credit”) and (ii) a $10 million subfacility for swingline loans. The Company may, subject to the conditions set forth in the Credit Agreement, request additional revolving facility commitments and incremental term loan commitments in an aggregate amount not to exceed $25 million. The Company and certain of its subsidiaries, as guarantors under the Credit Agreement, granted a security interest in substantially all of their assets to the Agent for the benefit of the lenders to secure the Company’s obligations under the Credit Agreement. The Facilities will mature on March 5, 2029 (the “Maturity Date”).

Borrowings under the Facilities will bear interest at a rate equal to, at the Company’s election, either a Base Rate or Term SOFR rate, plus an applicable margin based upon the Company’s total leverage ratio. As further detailed in the Credit Agreement, (1) Base Rate loans will bear interest at a rate equal to the greater of (a) the Prime Rate; (b) the sum of the Federal Funds Rate plus one half of one percent (0.50%); and (c) the Term SOFR plus one percent (1.00%), in each case, plus the applicable margin for Base Rate loans, which ranges from 2.25% to 2.75%, and (2) Term SOFR loans will bear interest at Term SOFR, plus the applicable margin for Term SOFR loans, which ranges from 3.25% to 3.75%. The Company has also agreed to pay a commitment fee of one half of one percent (0.50%) on the daily average unused amount of the commitment of each Revolving Credit Facility lender for the period from and including the date of the Credit Agreement to the Maturity Date to maintain the availability under the Revolving Credit Facility. The Company may also choose to reduce its commitments under the Revolving Credit Facility subject to notice and other customary requirements.

The Facilities contain affirmative and negative covenants, including covenants that limit the Company and its restricted subsidiaries from incurring indebtedness, granting liens, engaging in fundamental changes, making restricted payments, making investments, and disposing of assets. The negative covenants include certain financial covenants, including a total leverage ratio ranging between 2.50 to 1.00 and 2.00 to 1.00 prior to the date on which the conditions to availability of the Delayed Draw Term Loan Facility are satisfied and between 3.25 to 1.00 and 3.00 to 1.00 from and after such date, a senior secured leverage ratio ranging between 2.50 to 1.00 and 2.00 to 1.00 prior to the date on which the conditions to availability of the Delayed Draw Term Loan Facility are satisfied and of 2.00 to 1.00 from and after such date, a minimum liquidity threshold ranging between $20 million to $30 million prior to the date on which the conditions to availability of the Delayed Draw Term Loan Facility are satisfied, and a fixed charge coverage ratio of 1.25 to 1.00.

The Company may use the funds provided under the Facilities to provide a portion of the refinancing of the obligations of the Company and its subsidiaries under its existing credit agreement with PNC Bank, National Association (the “Existing Credit Agreement”) and for ongoing working capital and general corporate purposes. The Facilities contain certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Facilities does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Credit Agreement, on March 4, 2026, the Company delivered written notice to PNC Bank, National Association to terminate the Company’s Existing Credit Agreement, effective as of March 5, 2026. The Company is not subject to any termination penalties related to the termination of the Existing Credit Agreement.

A copy of the Existing Credit Agreement was filed as Exhibit 10.1 to the Form 10-Q filed August 7, 2023. The description of the Existing Credit Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Existing Credit Agreement filed as Exhibit 10.1 to the Form 10-Q filed August 7, 2023.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated March 5, 2026, among Hallador Energy Company, the lenders party thereto, the letter of credit issuers party thereto and Texas Capital Bank, as administrative agent.
99.1	Press Release of Hallador Energy Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

March 10, 2026	By:	/s/ BRENT K. BILSLAND
Brent K. Bilsland President and Chief Executive Officer

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